Exhibit 10.23

COPYRIGHT SECURITY AGREEMENT, dated as of December 13, 2019 (this “Agreement”), among NELSON LABORATORIES, LLC (the “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Second Lien Notes Collateral Agent under the Indenture (as defined below) (in such capacity, together with its successors and assigns, the “Second Lien Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among SOTERA HEALTH TOPCO, INC., a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and the Second Lien Notes Collateral Agent and (b) the Second Lien Collateral Agreement dated of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Collateral Agreement”) among the Issuer, the other Grantors from time to time party thereto, Holdings, and the Second Lien Notes Collateral Agent. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Second Lien Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Second Lien Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations, the Grantor hereby grants to the Second Lien Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Copyrights listed on Schedule I attached hereto (collectively, the “Copyright Collateral”). This Agreement is not to be construed as an assignment of any copyright or copyright application.

SECTION 3. Second Lien Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Second Lien Notes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Second Lien Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Second Lien Collateral Agreement, the terms of the Second Lien Collateral Agreement shall govern.

SECTION 4. Termination. Subject to Section 6.13 of the Second Lien Collateral Agreement, upon the occurrence of a Termination Event (other than those provisions in the Indenture expressly contemplated to survive a Termination Event and any contingent obligations not yet due and owing under Sections 7.07 and 8.06 of the Indenture and Article II of the Indenture), the security interest granted herein shall terminate and the Second Lien Notes Collateral Agent shall, without recourse, representation or warranty of any kind, execute, acknowledge, and deliver to the Grantor all instruments in writing prepared by or on behalf of the Grantor in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Concerning the Second Lien Notes Collateral Agent. The Second Lien Notes Collateral Agent makes no representations as to the validity or sufficiency of this Agreement. Wilmington Trust, National Association is executing this Agreement not in its individual or corporate capacity, but solely in its capacity as Second Lien Notes Collateral Agent under the Indenture. In acting hereunder, the Second Lien Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture, including without limitation those set forth in Articles 7 and 12 of the Indenture, as if such rights, privileges, immunities and indemnities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NELSON LABORATORIES, LLC, as Grantor

By	/s/ Scott J. Leffler
Name:	Scott J. Leffler
Title:	Chief Financial Officer & Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Notes Collateral Agent

By:	/s/ W. Thomas Morris II
Name:	W. Thomas Morris II
Title:	Vice President

[Signature Page to Copyright Security Agreement]